Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-44015) pertaining to the CoreStates Employee Stock Ownership and Savings Plan of First Union Corporation of our report dated April 28, 1998, with respect to the financial statements and schedules of the CoreStates Employee Stock Ownership and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                                          \s\ Ernst & Young LLP

Philadelphia, Pennsylvania
June 26, 1998